                                     [LOGO]

                               SCIENT CORPORATION
                          ONE FRONT STREET, 28TH FLOOR
                            SAN FRANCISCO, CA 94111

                                 March 30, 2000

TO THE STOCKHOLDERS OF SCIENT CORPORATION

Dear Stockholder:

     A Special Meeting of Stockholders (the "Special Meeting") of Scient Corporation, a Delaware corporation (the "Company"), will be held at the Company's headquarters located at One Front Street, 28th floor, San Francisco, CA 94111 on Thursday, April 13, 2000, at 8:00 A.M., Pacific Time.

     Details of the business to be conducted at the Special Meeting are in the attached Proxy Statement and Notice of Special Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          Robert M. Howe
                                          Chief Executive Officer

                                     [LOGO]

                               SCIENT CORPORATION
                          ONE FRONT STREET, 28TH FLOOR
                            SAN FRANCISCO, CA 94111
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 13, 2000

     A Special Meeting of Stockholders (the "Special Meeting") of Scient Corporation, a Delaware corporation (the "Company"), will be held at the Company's headquarters located at One Front Street, 28th floor, San Francisco, CA 94111 on Thursday, April 13, 2000, at 8:00 A.M., Pacific Time, for the following purposes:

     1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 125,000,000 to 500,000,000;

     2. To approve an amendment to the 1999 Equity Incentive Plan to increase the number of shares available for issuance ("the Reserve") under the 1999 Equity Incentive Plan from 2,400,000 to 6,400,000 and to revise the formula for determining annual increases in the Reserve; and

     3. To act upon any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

       The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on March 22, 2000 are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at One Front Street, 28th Floor, San Francisco, CA 94111, during ordinary business hours for the ten-day period prior to the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          William H. Kurtz
                                          Secretary

San Francisco, California
March 30, 2000

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                               SCIENT CORPORATION
                          ONE FRONT STREET, 28TH FLOOR
                            SAN FRANCISCO, CA 94111
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 13, 2000

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Scient Corporation, a Delaware corporation (the "Company"), for the Special Meeting of Stockholders (the "Special Meeting") to be held at the Company's headquarters located at One Front Street, 28th floor, San Francisco, CA 94111 on Thursday, April 13, 2000, at 8:00 A.M., Pacific Time, and at any adjournment or postponement of the Special Meeting. These proxy materials were first mailed to stockholders on or about March 30, 2000.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Stockholders. These proposals are described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Special Meeting. On March 22, 2000, the record date for determination of
stockholders entitled to vote at the Special Meeting, there were        shares
of Common Stock outstanding. Each stockholder of record on March 22, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on March 22, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     PROPOSAL 1: Approval of the adoption of the amendment to the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

     PROPOSAL 2: Approval of the adoption of the amendment to the Company's 1999 Equity Incentive Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Special Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals Nos. 1 and 2 and in the discretion of the proxy holders as to other matters that may properly come before the Special Meeting. You may also revoke or change your proxy at any time before the Special Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Special Meeting. You may also automatically revoke your proxy by attending the Special Meeting and voting in person. All shares represented by a valid proxy received prior to the Special Meeting will be voted.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse brokerage houses, fiduciaries, and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                                AMENDMENT TO THE
          COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 125,000,000 to 500,000,000 shares. Accordingly, the Board of Directors has unanimously approved the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Company's stockholders of the Certificate of Amendment. If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Amended and Restated Certificate of Incorporation will continue in effect.

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available to meet the Company's future business needs as they arise. Among other things, the increase will make available shares for future activities that are consistent with the Company's growth strategy, such as acquiring or investing in complementary businesses or products. Furthermore, the increase will make available shares for other bona fide purposes, including, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The Company has no current plans to issue any of the additional authorized shares of Common Stock.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their relative ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

     The proposed Certificate of Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Company. For example, the substantial increase in the number of authorized shares of Common Stock could help the Company's management frustrate efforts of stockholders seeking to remove management and could have the effect of limiting stockholder participation in transactions such as mergers or tender offers, regardless of whether those transactions are favored by incumbent management. In addition, if the Certificate of Amendment is approved, the Board of Directors will have the ability to issue shares privately in transactions that could frustrate proposed mergers, tender offers or other transactions, even if those transactions are at substantial market premiums and are favored by a majority of the independent stockholders. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. Although the Company has no current plans to issue any of the additional authorized shares of Common Stock, if the Certificate of Amendment is approved by the stockholders, more capital stock of the Company will be available for such purposes than is currently available.

     In addition, the Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes of directors, with each class serving a staggered three-year term. This classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company and may maintain the incumbency of the Board of

Directors, as the classification of the Board of Directors generally increases the difficulty of replacing a majority of the directors. The Amended and Restated Certificate of Incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing. Further, provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the stockholders may amend the Bylaws or certain provisions of the Amended and Restated Certificate of Incorporation only with the affirmative vote of 75% of the Company's capital stock. These provisions of the Amended and Restated Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the Company's vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company's shares, and, as a consequence, they also may inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

     The Company is subject to Section 203 of the Delaware General Corporation Law ("DGCL Section 203"), which regulates corporate acquisitions. DGCL Section 203 prevents certain Delaware corporations, including those whose securities are listed for trading on the Nasdaq National Market, from engaging, under certain circumstances, in a "business combination" with any "interested stockholder" for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a "business combination" includes, among other things, a merger or consolidation involving the Company and the interested stockholder and the sale of more than ten percent (10%) of the Company's assets. In general, DGCL Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more the outstanding voting stock of the Company and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of DGCL Section 203 with an express provision in its original Certificate of Incorporation or an express provision in its Certificate of Incorporation or Bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. The Company has not "opted out" of the provisions of DGCL Section 203.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CERTIFICATE OF AMENDMENT.

                                 PROPOSAL NO. 2

                                AMENDMENT TO THE
                           1999 EQUITY INCENTIVE PLAN

     Existing Share Reserve. Our Board of Directors adopted our 1999 Equity Incentive Plan effective May 13, 1999. Our stockholders also approved this plan. We originally reserved 2,400,000 shares of our common stock (the "Reserve") for issuance under the 1999 Equity Incentive Plan. Any shares that were not issued under our 1997 Stock Plan on the date of our initial public offering also became available under the 1999 Equity Incentive Plan. On January 1 of each year, starting with the year 2000, the number of shares in the Reserve automatically increases. As originally adopted, the increase was equal to 8% of the total number of shares of common stock that are outstanding at the time of the increase (but not more than 10,000,000 shares). In general, if options or shares awarded under the 1999 Equity Incentive Plan or the 1997 Stock Plan are forfeited, then those options or shares will again become available for issuance under the 1999 Equity Incentive Plan.

     Proposed Increase in the Reserve. We are asking our stockholders to approve an increase in the number of shares available for issuance under the 1999 Equity Incentive Plan. Under the proposed amendment to the plan, the basic Reserve would increase from 2,400,000 shares to 6,400,000 shares of our common stock, and the number of shares to be added automatically to the Reserve each year would increase from 8% to 10% of the total shares of common stock that are then outstanding (but not more than 10,000,000 shares). The additional shares are needed to accommodate the significant increase in the size of our employee population as a result of our growth.

     Administration. The compensation committee ("Compensation Committee") of our Board of Directors administers the 1999 Equity Incentive Plan. The Compensation Committee has the complete discretion to make all decisions relating to the interpretation and operation of the 1999 Equity Incentive Plan. The Compensation Committee has the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The Compensation Committee may also reprice outstanding options and modify outstanding awards in other ways. In addition, the Board of Directors has appointed a stock plans committee (the "Stock Plans Committee"). This committee currently consists of Robert Howe, the Company's President and Chief Executive Officer. The Stock Plans Committee may make awards under the 1999 Equity Incentive Plan and may determine all terms and conditions of these awards, but the Stock Plans Committee may not make awards to members of the Board of Directors or to our executive officers, and it may not make awards in excess of 200,000 shares per person per year.

     Eligibility. The following groups of individuals are eligible to participate in the 1999 Equity Incentive Plan:

     - Employees;

     - Members of our Board of Directors who are not employees; and

     - Consultants.

     Types of Awards. The 1999 Equity Incentive Plan provides for the following types of award:

     - Options to purchase shares of our common stock;

     - Stock appreciation rights;

     - Restricted shares of our common stock; and

     - Stock units, sometimes called phantom shares.

     Options and Stock Appreciation Rights. Options may be incentive stock options or nonstatutory stock options. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986. On the other hand, nonstatutory stock options do not qualify for such favorable tax treatment. The exercise price for all incentive stock options and stock appreciation rights granted under the 1999 Equity Incentive Plan may not be less than 100% of the fair market value of our common stock on the option grant date. The exercise price of nonstatutory stock options may be as low as the par value of the underlying shares of our common stock. Optionees may pay the exercise price by using:

     - Cash;

     - Shares of common stock that the optionee already owns;

     - A full-recourse promissory note, except that the par value of newly issued shares must be paid in cash;

     - An immediate sale of the option shares through a broker designated by us; or

     - A loan from a broker designated by us, secured by the option shares.

Options and stock appreciation rights vest at the time or times determined by the compensation committee. In most cases, our options vest over the four-year period following the date of grant. Options and stock appreciation rights generally expire 10 years after they are granted, except that they generally expire earlier if the optionee's service terminates earlier. The 1999 Equity Incentive Plan provides that no participant may receive options covering more than 2,000,000 shares and stock appreciation rights covering more than 2,000,000 shares in the same year, except that a newly hired employee may receive options covering up to 4,000,000 shares and stock appreciation rights covering up to 4,000,000 shares in the first year of employment.

     Restricted Shares. Restricted shares may be awarded under the 1999 Equity Incentive Plan in return for:

     - Cash;

     - A full-recourse promissory note, except that the par value of newly issued shares must be paid in cash;

     - Services already provided to us; and

     - In the case of treasury shares only, services to be provided to us in the future.

Restricted shares and stock units vest at the time or times determined by the compensation committee.

     Change in Control. If a change in control of the Company occurs, an option or other award under the 1999 Equity Incentive Plan will generally become fully vested, unless the surviving corporation assumes the option or award or replaces it with a comparable award. In addition, an option or other award will ordinarily become vested in full -- even if it was assumed or replaced -- if the participant is discharged within 12 months after the change in control other than for cause. For this purpose, a participant is also treated as having been discharged other than for cause if the participant resigns after being asked to relocate, after suffering a reduction in compensation, or after being demoted. A change in control includes:

     - A merger of the Company after which our own stockholders own 50% or less of the surviving corporation;

     - A sale of all or substantially all of our assets;

     - A proxy contest that results in the replacement of more than one-half of our directors over a 24-month period; or

     - An acquisition of 30% or more of our outstanding stock by any person or group, other than a person related to Scient, such as a holding company owned by our stockholders.

     Automatic Grants to Non-Employee Directors. The non-employee members of our Board of Directors are eligible for automatic option grants under the 1999 Equity Incentive Plan. Each non-employee director receives options for 5,000 shares of our common stock each calendar quarter. These options are exercisable immediately after the grant, and the option shares are fully vested from the outset. The exercise price of each non-employee director's option is equal to the fair market value of our common stock on the option grant date. A director may pay the exercise price by using cash, shares of common stock that the director already owns or an immediate sale of the option shares through a broker designated by us. The non-employee directors' options have a 10-year term, except that they expire one year after a director leaves the Board of Directors, if earlier.

All share amounts under the 1999 Equity Incentive Plan, including shares reserved for issuance and the 10,000,000 share limit on automatic increases in the reserve, are subject to proportionate adjustment upon stock splits, stock dividends and the like, provided however that the quarterly options for non-employee directors of 5,000 shares are not subject to adjustment.

     Future of the Plan. Our Board of Directors may amend or terminate the 1999 Equity Incentive Plan at any time. If our Board of Directors amends the plan, it does not need to ask for stockholder approval of the amendment unless applicable law requires it. The 1999 Equity Incentive Plan will continue in effect indefinitely, unless the Board of Directors decides to terminate the plan.

     New Plan Benefits. Awards under the 1999 Equity Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the plan. To date, no grants have been made under the 1999 Equity Incentive Plan with respect to the additional 4,000,000 shares that are subject to the approval of Proposal No. 2.

     Federal Income Tax Consequences of Options. Neither the optionee nor we incur any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we receive no deduction when an incentive stock option is exercised. Upon exercising a nonstatutory stock option, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of our common stock on the date of exercise; we ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread when a nonstatutory stock option is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of common stock withheld from those purchased under the option. The tax treatment of a disposition of option shares acquired under the 1999 Equity Incentive Plan depends on how long the shares have been held and on whether the shares were acquired by exercising an incentive stock option or by exercising a nonstatutory stock option. We are not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 1999 EQUITY INCENTIVE PLAN.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation for the fiscal year ended March 31, 1999 earned by our Chief Executive Officer and our three other executive officers, collectively referred to as the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                                                            AWARDS
                                                                         ------------
                                                                          NUMBER OF
                                                  ANNUAL COMPENSATION     SECURITIES
                                                  --------------------    UNDERLYING       ALL OTHER
                                                   SALARY      BONUS      OPTIONS(1)    COMPENSATION(2)
                                                  ---------   --------   ------------   ---------------
Robert M. Howe..................................  $250,000    $    --            --         $52,474
  President and Chief Executive Officer
Eric Greenberg..................................   239,583     33,333            --              --
  Chairman of the Board of Directors
Stephen A. Mucchetti(3).........................   118,429     50,000     1,500,000          58,879
  Chief Operating Officer and Executive Vice
     President
William H. Kurtz(4).............................   159,135     50,000     1,100,000          78,967
  Chief Financial Officer, Executive Vice
     President, Treasurer and Secretary

---------------
(1) Numbers were adjusted to reflect the two-for-one stock split effective December 1999.

(2) Amount shown for Mr. Howe includes $45,808 in relocation expenses and $6,666 for reimbursement of taxes paid by him. Amount shown for Mr. Mucchetti includes $42,035 in commuting expenses and $16,844 for reimbursement of taxes paid by him. Amount shown for Mr. Kurtz includes $77,214 in relocation expenses and $1,743 for reimbursement of taxes paid by him.

(3) Mr. Mucchetti commenced employment with Scient in October 1998.

(4) Mr. Kurtz commenced employment with Scient in August 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the stock options we granted during the fiscal year ended March 31, 1999, to each of the Named Executive Officers. All numbers in the table have been adjusted to reflect the two-for-one stock split effected in December 1999 via a stock dividend. Generally, these stock options are immediately exercisable. We have the right to repurchase all unvested shares at the original exercise price upon the optionee's cessation of service. Generally, our repurchase right lapses and the optionee vests in 25% of the option shares upon completion of 12 months of service from the vesting start date and vests in the balance in a series of equal monthly installments over the next three years of service. The option shares will vest upon an acquisition of Scient by merger or asset sale, unless we transfer our repurchase right with respect to the unvested option shares to the acquiring entity. Each of the options has a ten-year term, subject to earlier termination in the event of the optionee's cessation of service. The percentages in the column entitled "Percent of Total Options Granted to Employees during the fiscal year ended March 31, 1999" are based on an aggregate of 15,355,700 options granted to employees of Scient under the 1997 Stock Plan during the fiscal year ended March 31, 1999.

     The amounts listed in the following table under the heading "Exercise Price" were equal to the fair market value of our common stock as determined by the Board of Directors on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. We may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The fair market value of our common stock was estimated by the Board of Directors on the basis of the purchase price paid by investors for shares of our preferred stock, taking into account the liquidation preferences and other rights, privileges and preferences associated with the preferred stock and an evaluation by the Board of Directors of our revenues, operating history and prospects.

     We calculated the amounts listed in the following table under the heading "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" based on the ten-year term of the option at the time of grant. For purposes of these columns, we assumed stock price appreciation of 5% and 10% pursuant to rules promulgated by the Securities and Exchange Commission. These rates of appreciation do not represent our prediction of our stock price performance. We calculated the potential realizable values at 5% and 10% appreciation by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Information on how we determined the fair market value of our common stock is disclosed in the preceding paragraph. The current market price is higher than the estimated fair market value on the date of grant. Therefore, the potential realizable value of the option grants would be significantly higher than the numbers shown in this column if future stock prices were projected to the end of the option term by applying the same annual rates of stock price appreciation to the current market price.

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------
                                          PERCENT OF TOTAL                              POTENTIAL REALIZABLE
                                          OPTIONS GRANTED                                 VALUE AT ASSUMED
                             NUMBER OF      TO EMPLOYEES                                  ANNUAL RATES OF
                             SECURITIES        DURING                                 STOCK PRICE APPRECIATION
                             UNDERLYING   THE FISCAL YEAR    EXERCISE                     FOR OPTION TERM
                              OPTIONS          ENDED           PRICE     EXPIRATION   ------------------------
           NAME               GRANTED      MARCH 31, 1999    ($/SHARE)      DATE          5%           10%
           ----              ----------   ----------------   ---------   ----------   ----------   -----------
Robert M. Howe.............         --           --%           $  --            --    $       --   $        --
Eric Greenberg.............         --           --               --            --            --            --
Stephen A. Mucchetti(1)....  1,000,000          6.5              .80      10/12/08     6,841,357    10,893,718
                               200,000          1.3              .80      11/10/08     1,368,271     2,178,744
                               300,000          2.0              .80      12/22/08     2,052,407     3,268,115
William H. Kurtz(2)........  1,000,000          6.5             .325       8/12/08     7,615,082    12,125,746
                               100,000           .7              .80       1/28/09       684,136     1,089,372

---------------
(1) For the options granted on October 12, 1998, Mr. Mucchetti was immediately vested in 20% of these option shares, and he will vest in an additional 20% of these option shares upon completion of his first 12 months of service from the vesting start date. After that, he will vest in the balance in a series of equal monthly installments over his next three years of service. For the options granted on November 10, 1998, Mr. Mucchetti will become fully vested after 60 months of continuous service to Scient. For the options granted on December 22, 1998, Mr. Mucchetti will vest after 48 months of continuous service to Scient. If we discharge him without cause or if he resigns because we reduce his salary, Mr. Mucchetti will receive an additional 12 months of service credit. If Scient is acquired but Mr. Mucchetti's remaining options shares doe not vest in full, Mr. Mucchetti will receive an additional 12 months of service credit if he is discharged or if he resigns because his salary is reduced or he is not designated as the Chief Operating Officer, or a higher position, of the surviving company.

(2) If Scient is acquired but Mr. Kurtz's option shares do not vest in full, Mr. Kurtz receives an additional 12 months of service credit if he is discharged or if he resigns because his salary is reduced or he is not designated as the Chief Financial Officer of the surviving company.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED MARCH 31, 1999 AND OPTION VALUES AT MARCH 31, 1999

     The following table sets forth for each of the Named Executive Officers options exercised during the fiscal year ended March 31, 1999, and the number and value of securities underlying unexercised options that were held by the Named Executive Officers at March 31, 1999. All numbers in the table have been adjusted to reflect the two-for-one stock split that took effect in December of 1999. The numbers in the column entitled "Value Realized" are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares. Generally, these stock options are immediately exercisable. We have the right to repurchase all unvested option shares at the original exercise price upon the optionee's cessation of service. The heading "Vested" refers to shares no longer subject to our right of repurchase; the heading "Unvested" refers to shares subject to our right of repurchase as of March 31, 1999. The numbers in the column entitled "Value of Unexercised In-the-Money Options at March 31, 1999" are based on the fair market value of our common stock at March 31, 1999 as determined by our Board of Directors, $5.00, less the exercise price payable for such shares. The fair market value of our common stock at March 31, 1999 was estimated by the Board of Directors on the basis of the purchase price paid by investors for shares of our preferred stock (taking into account the liquidation preferences and other rights, privileges and preferences associated with the preferred stock) and an evaluation by the Board of Directors of our revenues, operating history and prospects. The current market price is higher than the estimated fair market value at March 31, 1999. Consequently, the value of unexercised options would be higher than the numbers shown in the table if the values were calculated by subtracting the option's exercise price from the current market price.

                                                                  NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING
                                                                 UNEXERCISED       VALUE OF UNEXERCISED
                                      NUMBER OF                    OPTIONS        IN-THE-MONEY OPTIONS AT
                                       SHARES                 AT MARCH 31, 1999       MARCH 31, 1999
                                     ACQUIRED ON    VALUE     -----------------   -----------------------
                                      EXERCISE     REALIZED   VESTED   UNVESTED    VESTED      UNVESTED
                                     -----------   --------   ------   --------   ---------   -----------
Robert M. Howe.....................          --    $     --       --        --    $     --    $       --
Eric Greenberg.....................          --          --       --        --          --            --
Stephen A. Mucchetti...............   1,000,000          --   25,000   475,000     105,000     1,995,000
William H. Kurtz...................     850,000     213,750       --   250,000          --     1,121,250

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     We have entered into an employment agreement, dated December 10, 1997, with Eric Greenberg, our Chairman, which provides for annual base salary of $200,000, annual bonus at the discretion of our Board of Directors and participating in our employee benefit plans. On June 12, 1998, our Board of Directors increased Mr. Greenberg's annual salary to $250,000. The employment agreement provides that we will pay Mr. Greenberg a lump sum equal to 100% of the greater of (1) his then current annual base compensation or (2) his actual base compensation plus bonus for the most recently completed fiscal year if we terminate Mr. Greenberg without his consent for any reason other than for cause or permanent disability. In addition, we have the right to repurchase Mr. Greenberg's shares, which lapses pursuant to a four-year vesting schedule. Our repurchase right will lapse in its entirety upon a change of control of Scient, or upon Mr. Greenberg's involuntary termination.

     We have entered into an employment agreement, dated February 9, 1998 with Robert Howe, our President and Chief Financial Officer, which provides for annual base salary of $250,000, annual bonus at the discretion of the Board of Directors and participation in our employee benefit plans. The employment agreement also provides that we will pay Mr. Kurtz a lump sum equal to six months' salary if we terminate Mr. Kurtz. In addition, we granted Mr. Kurtz an option to purchase 1,000,000 shares of our common stock upon commencement of his employment, subject to our right or repurchase which lapses pursuant to a four-year vesting schedule. The four-year vesting schedule will be adjusted to provide accelerated vesting on 12 months' worth of shares if, upon a change of control of Scient, Mr. Kurtz is terminated or not offered the position of Chief Financial Officer with the surviving entity.

     We have entered into an employment agreement, dated September 14, 1998, with Stephen A. Mucchetti, our Chief Operating Officer, which provides for annual base salary of $250,000, annual bonus of $50,000 for his first two years at Scient and participation in our employee benefit plans. In addition, we granted Mr. Mucchetti an option to purchase 1,000,000 shares of our common stock upon commencement of his employment, of which 20% was immediately vested and the remainder was subject to our right or repurchase which lapses pursuant to a four-year vesting schedule. The employment agreement provides that if we terminate Mr. Mucchetti, we will pay him a lump sum equal to one year's salary, and he will vest in 12 months of stock options. The four-year vesting schedule will be adjusted to provide accelerated vesting on 12 months' worth of shares if, upon a change of control of Scient, Mr. Mucchetti is terminated or not offered the position of Chief Operating Officer with the surviving entity.

DIRECTOR COMPENSATION

     Currently we do not provide our directors with cash compensation for their services as members of the Board of Directors, although members are reimbursed for some expenses in connection with attendance at board and committee meetings. At the end of each calendar quarter, our non-employee directors automatically receive options to purchase 5,000 shares of our common stock under our 1999 Equity Incentive Plan. See "Proposal No. 2 -- Amendment to the 1999 Equity Incentive Plan -- Automatic Grants to Non-Employee Directors."

     In March 1998, when we appointed Mr. Gluck to our Board of Directors, we granted him an option to purchase 480,000 shares of our common stock at an exercise price of $.03 per share, subject to our repurchase right. In April 1998, when we appointed Morton H. Meyerson to our Board of Directors, we granted him an option to purchase 480,000 shares of our common stock at an exercise price of $.13 per share, subject to our repurchase right. In connection with is resignation from our Board of Directors on March 13, 1999, we repurchased 285,000 shares of unvested common stock from Mr. Meyerson for $.13 per share, his original exercise price. In October 1999, when we appointed Kenichi Ohmae to our Board of Directors, we granted him two options to purchase shares of our common stock. The first option is for 100,000 shares and has an exercise price $42.25 per share. Twenty-five percent of the option becomes exercisable after one year, with the balance becoming exercisable ratably on a monthly basis for the next thirty-six months. The second option is for 20,000 shares, has an exercise price of approximately $14.08 per share and becomes exercisable in two equal installments, one after two years of service and the other after four years of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our compensation committee is currently or has been at any time since the formation of Scient, an officer or employee of Scient. No member of our compensation committee serves as a member of the Board of Directors or compensation committee of an entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
               PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

     The following table sets forth, as of November 30, 1999, information with respect to shares beneficially owned by (1) each person who we know to be the beneficial owner of more than five percent of our outstanding shares of common stock; (2) each of the Named Executive Officers; (3) each of our directors; (4) all current directors and executive officers as a group; and (5) all other selling stockholders. The number of shares shown as beneficially owned by each stockholder is adjusted to reflect the public offering we completed in January 2000. We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares beneficially owned by him is deemed to include the number of shares beneficially owned by that person (and only that person) by reason of such acquisition rights. In general, options to purchase our capital stock are exercisable in full, with the underlying shares subject to repurchase rights that lapse as the shares vest. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on 70,586,582 shares of common stock outstanding as of November 30, 1999, and 72,436,582 shares of common stock outstanding after the completion of our public offering in January 2000. Unless otherwise indicated, the address for each listed stockholder is: c/o Scient Corporation, One Front Street, 28th Floor, San Francisco, California, 94111. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                                              SHARES BENEFICIALLY OWNED
         5% STOCKHOLDERS, NAMED OFFICERS, DIRECTORS           -------------------------
           AND DIRECTORS AND OFFICERS AS A GROUP                NUMBER         PERCENT
         ------------------------------------------           -----------      --------
Eric Greenberg..............................................  11,389,064         15.7%
Entities Associated with Benchmark Capital(1)...............  10,523,466         14.5
David M. Beirne(2)..........................................  10,533,466         14.5
Entities Associated with Sequoia Capital(3).................  10,253,902         14.2
Douglas Leone(4)............................................  10,305,882         14.2
Robert M. Howe(5)...........................................   6,674,000          9.2
Stephen A. Mucchetti(6).....................................   1,175,000          1.6
William H. Kurtz(7).........................................   1,009,264          1.4
Frederick W. Gluck(8).......................................     979,004          1.4
Morgan Stanley Dean Witter Equity Funding, Inc..............     677,400            *
Kenichi Ohmae(9)............................................       5,000            *
All directors and executive officers as a group (8
  persons)(10)..............................................  42,070,680         57.7

---------------
  * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

 (1) Benchmark Capital Partners II, L.P. holds 10,523,466 shares as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders' Fund II, L.P., Benchmark Founders' Fund II-A, L.P., and Benchmark Members' Fund, L.P. Mr. Beirne, a director of the Company, is a Managing Member of the general partner of Benchmark Capital Partners II, L.P. Mr. Beirne disclaims beneficial ownership of the shares held by Benchmark Capital Partners II, L.P. except to the extent of his pecuniary interest therein. The address for Benchmark Capital is 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

 (2) Benchmark Capital Partners II, L.P. holds 10,523,466 shares as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders' Fund II, L.P., Benchmark Founders' Fund II-A, L.P., and Benchmark Members' Fund, L.P. Mr. Beirne, a director of the Company, is a Managing Member of the general partner of Benchmark Capital Partners II, L.P. Mr. Beirne disclaims beneficial ownership of the shares held by Benchmark Capital Partners II, L.P. except to the extent of his pecuniary interest therein. Includes options immediately exercisable for 10,000 shares. The address for Mr. Beirne is 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

 (3) Includes 8,164,970 shares held by Sequoia Capital VII, 356,940 held by Sequoia Technology Partners VII, 184,022 shares held by SQP 1997, 103,512 shares held by Sequoia 1997, 142,798 shares held by Sequoia International Partners and 1,301,660 shares held by Sequoia Capital Franchise Fund. Mr. Leone, a director of the Company, is a managing member of SC VII-A Management, L.L.C., which is the general partner of Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners and Sequoia Capital Franchise Fund. Mr. Leone disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners and Sequoia Capital Franchise Fund, except to the extent of his pecuniary interest therein. The address for Sequoia Capital is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, CA 94025.

 (4) Includes 8,164,970 shares held by Sequoia Capital VII, 356,940 held by Sequoia Technology Partners VII, 184,022 shares held by SQP 1997, 103,512 shares held by Sequoia 1997, 142,798 shares held by Sequoia International Partners and 1,301,660 shares held by Sequoia Capital Franchise Fund. Mr. Leone, a director of the Company, is a managing member of SC VII-A Management, L.L.C., which is the general partner of Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners and Sequoia Capital Franchise Fund. Mr. Leone disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners and Sequoia Capital Franchise Fund, except to the extent of his pecuniary interest therein. Includes options immediately exercisable for 10,000 shares. The address for Mr. Leone is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, CA 94025.

 (5) Includes 4,800,000 shares held by Robert M. Howe and Althea M. Howe as Joint Tenants with Right of Survivorship. Includes 300,000 shares which are subject to a stock repurchase agreement that allows the Company to repurchase up to all of the such shares in the event that Stephen A. Mucchetti, the Company's Chief Operating Officer, vests in a December 22, 1998 300,000 share option grant by the Company. Mr. Mucchetti will vest in such options if he remains employed by the Company through December 22, 2002.

 (6) Includes 1,000,000 shares held by Stephen A. Mucchetti and Rebecca S. Mucchetti as Joint Tenants with Right of Survivorship and options immediately exercisable for 250,000 shares.

 (7) Includes 790,464 shares held by William H. Kurtz and Kathy H. Kurtz as Joint Tenants with Right of Survivorship and options immediately exercisable for 250,000 shares.

 (8) Includes 219,992 shares held by the Gluck 1997 Irrevocable Trust and options immediately exercisable for 10,000 shares.

 (9) Consists entirely of immediately exercisable options.

(10) Includes options immediately exercisable for 535,000 shares.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for stockholder action at the Special Meeting. However, if other matters do properly come before the Special Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          William H. Kurtz
                                          Secretary

San Francisco, California
March 30, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

                                   EXHIBIT A

                        CERTIFICATE OF AMENDMENT OF THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                               SCIENT CORPORATION

     Scient Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors duly adopted a resolution proposing to amend the Amended and Restated Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

          "RESOLVED, that the Amended and Restated Certificate of Incorporation of this Corporation be amended by replacing the first paragraph of Article IV thereof so that such paragraph shall be and read as follows:

             "The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Five Hundred Million (500,000,000), par value $.0001 per share, and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), par value $.0001 per share."

     SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and the
Secretary of the Corporation this      day of April, 2000.

                                          SCIENT CORPORATION

                                          By:
                                            ------------------------------------
                                            Robert M. Howe
                                            Chief Executive Officer

ATTEST:

By:
    --------------------------------------------------------
    William H. Kurtz
    Secretary

PROXY                                                                      PROXY
                               SCIENT CORPORATION
               ONE FRONT STREET, 28TH FLOOR, SAN FRANCISCO, CA 94111

                    THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF SCIENT CORPORATION

         FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 13, 2000

     The undersigned holder of Common Stock, par value $.0001, of Scient Corporation (the "Company") hereby appoints Robert M. Howe and William H. Kurtz, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on Thursday, April 13 2000 at 8:00 a.m., Pacific Time, at the Company's headquarters located at One Front Street, 28th floor, San Francisco, CA 94111 and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                   (REVERSE)
                               SCIENT CORPORATION

1. To approve the amendment to the Company's        FOR        AGAINST        ABSTAIN
   Certificate of Incorporation as set forth in     [ ]          [ ]            [ ]
   the accompanying Proxy Statement

2. To approve the amendment to the Company's 1999   FOR        AGAINST        ABSTAIN
   Equity Incentive Plan as set forth in the        [ ]          [ ]             [ ]
   accompanying Proxy Statement

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

Signature: ___________________ Signature (if held jointly): ____________________

Date: __________________ , 2000

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.